UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005 (February 23, 2005)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 23, 2005, the Compensation Committee of the Nationwide Financial Services, Inc. (NFS or the Company) Board of Directors took the following actions with respect to named executive officers as reported in the Company’s Proxy Statement dated March 31, 2004 and those expected to be named executive officers in the Company’s Proxy Statement for 2005:

W.G. Jurgensen, Chief Executive Officer

•	Base salary for 2005: $241,200

•	Bonus paid for 2004: $1,007,366

•	Bonus opportunity for 2005: 150% target of base salary

Mark R. Thresher, President and Chief Operating Officer

•	Base salary for 2005: $535,000

•	Bonus paid for 2004: $1,070,685

•	Bonus opportunity for 2005: 90% target of base salary

Joseph J. Gasper, President and Chief Operating Officer (retired as of July 1, 2004)

•	Base salary for 2005: Not applicable based on his retirement

•	Bonus paid for 2004: $1,061,820

•	Bonus opportunity for 2005: Not applicable based on his retirement

Robert A. Rosholt, Executive Vice President – Chief Finance and Investment Officer

•	Base salary for 2005: $175,387

•	Bonus paid for 2004: $889,611

•	Bonus opportunity for 2005: 125% target of base salary

Richard A. Karas, Senior Vice President, Non-Affiliated Sales

•	Base salary for 2005: $400,000

•	Bonus paid for 2004: $567,563

•	Bonus opportunity for 2005: 65% target of base salary

Mark D. Phelan, Senior Vice President, Individual Investments Business Head

•	Base Salary for 2005: $341,700

•	Bonus paid for 2004: $444,318

•	Bonus opportunity for 2005: 65% target of salary range midpoint

Bonus Paid for 2004:

The Senior Executive Incentive Plan (SEIP), which is the annual incentive compensation plan in which named executive officers participate, promotes the Company’s pay-for-performance philosophy by providing executive officers with direct financial rewards in the form of annual incentives.

Each year, the Compensation Committee sets specific Company performance measures for the annual incentive plan. The Compensation Committee provides participants with a target incentive award opportunity as a percentage of their base salary. These award opportunities are determined by considering the executive’s level of responsibility, value to the Company, and the annual incentive target levels among the market comparison group. The Compensation Committee awards annual incentives based on the Company’s success in meeting the performance targets. Under the plan’s formula, the Compensation Committee has discretion to make a downward (but not upward) adjustment of the calculated awards based on other criteria, which include an executive’s individual performance.

Annual incentive awards under the SEIP for 2004 were based on net operating return on equity (weighted 20%), net operating earnings per share (weighted 40%) and net operating revenue growth (weighted 40%). The results of these financial objectives resulted in a performance-based award at the maximum level for the executive officers listed above. The Compensation Committee then compared the performance of Mr. Thresher, Mr. Gasper, Mr. Rosholt, Mr. Karas and Mr. Phelan under the SEIP with their performance under the Performance Incentive Plan (PIP). For Messrs. Thresher, Gasper, Karas and Phelan, PIP uses the same financial based Company objectives as the SEIP, and a financial based objective of Nationwide Mutual Insurance Company (Nationwide Mutual), the Company’s ultimate parent. For Mr. Rosholt, PIP uses the financial based objective of Nationwide Mutual and performance results of the Nationwide Office of Investments. Under PIP, individual contributions to the Company objectives and the business performance of the Company segments they are directly responsible for, and a subjective assessment of individual contributions to the values of the Nationwide group of companies, which is comprised of Nationwide Mutual and all of its subsidiaries and affiliates, were also considered and impacted the final awards for Messrs. Karas and Phelan. Under PIP, individual objectives were considered but did not impact the final award for Messrs. Thresher, Gasper and Rosholt. For the executive officers other than Mr. Rosholt, in determining the awards for 2004, the Compensation Committee used its discretion (as permitted under the SEIP) to adjust the award downward and pay the award that would have been paid under PIP.

For 2004, individual targets for the executive officers named above other than the Chief Executive Officer ranged from 65% to 125% of salary. Individual payouts under the SEIP may range from zero to 2.5 times the individual’s target incentive award opportunity. The resulting cash payouts were as follows: 231% of target for Mr. Thresher, 231% of target for Mr. Gasper, 250% of target for Mr. Rosholt, 218% of target for Mr. Karas, and 200% of target for Mr. Phelan. In addition, the provisions of the Amended and Restated Cost Sharing Agreement provided that an additional $348,127 be paid (under PIP and allocated to the Company) to Mr. Rosholt.

The portion of Mr. Jurgensen’s annual incentive compensation allocated to the Company and paid in cash for 2004 under the SEIP will be $1,007,366. In determining the annual incentive compensation award for Mr. Jurgensen for 2004, the Compensation Committee and the Board of Directors considered the same financial based objectives under the SEIP as described above. The results of these financial objectives resulted in a performance-based award at the maximum level for Mr. Jurgensen under the SEIP. The Compensation Committee then compared the performance of Mr. Jurgensen under the SEIP with his performance under PIP. For Mr. Jurgensen, PIP uses financial based objectives of Nationwide Mutual, the Company’s ultimate parent, and other subsidiaries of Nationwide Mutual, including the Company. For Mr. Jurgensen, PIP also considers non-financial objectives. These non-financial objectives were strategic planning, cultural stewardship, succession planning and human resources management and effective relationship building. Under PIP, the financial based objectives are weighted 60% and the non-financial objectives are weighted 40%. In determining Mr. Jurgensen’s award for 2004, the Compensation Committee used its discretion (as permitted under the SEIP) to adjust the award downward and pay the award that would have been paid using PIP. The final award under the SEIP was allocated and paid by the Company pursuant to the terms of the Amended and Restated Cost Sharing Agreement. The resulting cash payout was 238% of target for Mr. Jurgensen.

Bonus Opportunity for 2005:

The bonus opportunities for 2005 under the SEIP will be dependent on net operating return on equity (weighted 20%), net operating earnings per share (weighted 40%) and net operating revenue growth (weighted 40%). The same discretionary factors as described above may be considered by the Compensation Committee when determining the amounts paid for 2005.

The amounts reported above as base salary for 2005, bonus paid for 2004 and the bonus opportunity for 2005 for Mr. Jurgensen and Mr. Rosholt represent compensation received by Mr. Jurgensen and Mr. Rosholt for services rendered to Nationwide Financial Services, Inc. and its subsidiaries as allocated pursuant to the Amended and Restated Cost Sharing Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: March 1, 2005	/s/ M. Eileen Kennedy
M. Eileen Kennedy Senior Vice President – Chief Financial Officer